Exhibit 99.1

ACV Announces Third Quarter 2021 Results
Increases Full Year 2021 Guidance

November 10, 2021

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Third quarter total revenue of $91.8 million, up 36% YoY
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GAAP net loss of $24.8 million, compared to GAAP net income of $3.2 million in third quarter 2020
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Adjusted EBITDA loss of $12.4 million, compared to Adjusted EBITDA of $3.3 million in third quarter 2020
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Raises 2021 revenue guidance to a range of $341 to $344 million; YoY growth of 64% to 65%

BUFFALO, November 10, 2021 — ACV (Nasdaq: ACVA), the leading online automotive marketplace for dealers, today reported results for its third quarter ended September 30, 2021.

“We were very pleased with our solid results in the third quarter, which once again exceeded expectations, despite ongoing supply challenges impacting the automotive industry. Our growth is driven by continued market share gains, strong adoption of ACV’s value-added services, and early traction of new products and services launched this year,” said George Chamoun, CEO of ACV.

“Our goal of achieving nationwide coverage on ACV’s marketplace is tracking to plan, and along with investments in new platform features and offerings, we are well positioned to drive sustainable long-term growth within the large market opportunity ahead of us,” concluded Chamoun.

Third Quarter 2021 Highlights

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Revenue of $91.8 million, an increase of 36% year over year.
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Marketplace and Service revenue of $79.3 million, an increase of 41% year over year.
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Auction Marketplace revenue of $40.0 million, an increase of 22% year over year.
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Marketplace GMV of $2.0 billion, an increase of approximately 79% year over year.
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Marketplace Units of 140,734, an increase of 19% year over year.
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Adjusted EBITDA loss of $12.4 million, compared to Adjusted EBITDA of $3.3 million in third quarter 2020.

Fourth Quarter and Full Year 2021 Guidance

Based on information as of today, ACV is providing the following guidance:

●
Fourth quarter of 2021:
o
Total revenue of $83 to $86 million, an increase of 54% to 60% year over year
o
Adjusted EBITDA loss of $22 to $26 million
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Full year 2021:
o
Total revenue of $341 to $344 million, an increase of 64% to 65% year over year, and $8 million above the midpoint of previous guidance
o
Adjusted EBITDA loss of $51 to $54 million

Our financial guidance includes the following assumptions:

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Strong used-vehicle demand is expected to continue through the balance of 2021, creating a positive backdrop for vehicle values in the market. However, automotive supply chain challenges will likely continue to constrain new vehicle sales, and associated trade-in volumes, which in turn may pressure wholesale vehicle supplies in the near term.
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Total operating expenses, excluding cost of revenue, are expected to grow approximately 57% year over year in 2021.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

ACV’s Third Quarter 2021 Results Conference Call

ACV will host a conference call and live webcast today, November 10, 2021, at 5:00 p.m. ET to discuss financial results. To participate in the live call, analysts and investors should dial (833) 607-1658 or (914) 987-7871, and use conference ID 5947498. The live webcast of the conference call along with supplemental financial information will also be accessible on ACV’s website at https://investors.acvauto.com. Following the webcast, an archived version will also be available on the investor relations page of ACV’s website. A telephonic replay of the conference call will be available until Wednesday, November 17, 2021, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 5947498.

About ACV Auctions

ACV provides a vibrant digital marketplace for wholesale vehicle transactions and data services that offers transparent and accurate vehicle information to customers. On a mission to build and enable the most trusted and efficient digital marketplaces for buying and selling used vehicles, ACV's platform leverages data insights and technology to power its digital marketplace and data services, enabling dealers and commercial partners to buy, sell and value vehicles with confidence and efficiency. ACV's network of brands includes ACV Auctions, ACV Transportation and ACV Capital within its Marketplace Products, as well as True360, ACV Data Services and MAX Digital.

Information About Non-GAAP Financial Measure and Key Operating and Financial Metrics

We supplement our financial results with a non-GAAP financial measure, Adjusted EBITDA, and key operating and financial metrics, Marketplace Units and Marketplace GMV.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net (loss) income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) interest (income) expense; (4) provision for income taxes; and (5) other (income) expense, net.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.

Operating Metrics

We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies. Management intends to report Marketplace Participants, which is defined as dealers or commercial partners with a unique customer ID that have transacted at least once in the last 12 months as either a buyer or seller on our digital marketplace, on an annual basis.

Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units transacted on our digital marketplace. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our digital marketplace within the applicable period, excluding any auction and ancillary fees. Because our definition of Marketplace Units does not include vehicles inspected but not sold on our digital marketplace, GMV does not represent revenue earned by us.

Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers on the ACV platform, the vibrancy of our digital marketplace and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our digital marketplace within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units exclude vehicles that were inspected by ACV, but not sold on our digital marketplace. Marketplace Units have increased over time as we have expanded our territory coverage, added new Marketplace Participants and increased our share of wholesale transactions from existing customers.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning avenues for long-term growth and total addressable market expansion and our financial guidance for the fourth quarter of 2021 and the full year of 2021. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our platform; (5) our ability to acquire new customers and successfully retain existing customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) our ability to compete effectively with existing competitors and new market entrants; (11) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC pursuant on August 11, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com

Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Marketplace and service revenue	$79,306	$56,367	$221,632	$129,273
Customer assurance revenue	12,492	11,093	36,626	25,321
Total revenue	91,798	67,460	258,258	154,594
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	41,547	25,064	113,844	61,994
Customer assurance cost of revenue (excluding depreciation & amortization)	12,371	8,765	32,886	20,699
Operations and technology	26,395	16,792	71,489	47,613
Selling, general, and administrative	33,787	11,639	85,275	48,601
Depreciation and amortization	2,348	1,665	5,877	4,337
Total operating expenses	116,448	63,925	309,371	183,244
Income (loss) from operations	(24,650)	3,535	(51,113)	(28,650)
Other income (expense):
Interest income	29	69	100	719
Interest expense	(121)	(159)	(582)	(450)
Total other income (expense)	(92)	(90)	(482)	269
Income (loss) before income taxes	(24,742)	3,445	(51,595)	(28,381)
Provision for income taxes	61	286	275	381
Net income (loss)	$(24,803)	$3,159	$(51,870)	$(28,762)
Weighted-average shares
Basic	155,037,911	21,742,708	115,075,030	21,437,785
Diluted	155,037,911	139,240,687	115,075,030	21,437,785
Net earnings (loss) per share
Basic	(0.16)	0.15	(0.45)	(1.34)
Diluted	(0.16)	0.02	(0.45)	(1.34)

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2021	December 31, 2020
Assets
Current Assets :
Cash and cash equivalents	$601,651	$233,725
Trade receivables (net of allowance of $3,034 and $2,093)	215,645	104,138
Finance receivables (net of allowance of $266 and $40)	35,074	8,501
Other current assets	12,375	8,041
Total current assets	864,745	354,405
Property and equipment (net of accumulated depreciation of $4,053 and $2,439)	5,162	4,912
Goodwill	69,938	21,820
Acquired intangible assets (net of amortization of $5,874 and $3,059)	21,476	11,491
Internal-use software costs (net of amortization of $3,270 and $1,963)	14,868	7,775
Operating lease right-of-use assets	1,458	2,000
Other assets	2,613	2,147
Total assets	980,260	404,550
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities :
Accounts payable	376,305	151,967
Accrued payroll	12,985	8,109
Accrued other liabilities	6,180	4,375
Deferred revenue	4,380	1,504
Operating lease liabilities	807	746
Total current liabilities	400,657	166,701
Long-term operating lease liabilities	710	1,323
Long-term debt	500	4,832
Other long-term liabilities	2,342	5,054
Total liabilities	$404,209	$177,910
Commitments and Contingencies (Note 3)
Convertible Preferred Stock :
Convertible preferred stock; $0.001 par value; 0 and 230,538,501 shares authorized; 0 and 115,269,221 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	366,332
Stockholders' Equity (Deficit) :
Preferred Stock; $0.001 par value; 20,000,000 and 0 shares authorized; 0 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	-
Common stock; $0.001 par value; 0 and 311,100,000 shares authorized; 0 and 22,331,842 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	22
Common stock - Class A; $0.001 par value; 2,000,000,000 and 0 shares authorized; 90,158,968 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	90	-
Common Stock - Class B; $0.001 par value; 160,000,000 and 0 shares authorized; 65,187,200 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	65	-
Additional paid-in capital	794,777	27,322
Accumulated deficit	(218,849)	(166,979)
Accumulated other comprehensive loss	(32)	(57)
Total stockholders' equity (deficit)	576,051	(139,692)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$980,260	$404,550

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$(51,870)	$(28,762)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,221	5,204
Stock-based compensation expense	16,417	3,473
Provision for bad debt	2,518	4,455
Non-cash operating lease costs	(9)	7
(Gain) on contingent liabilities	-	(2,600)
Other non-cash, net	505	174
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	(111,953)	(44,172)
Other current assets	(3,887)	(4,926)
Accounts payable	223,510	82,464
Accrued payroll	4,260	2,875
Accrued other liabilities	1,518	148
Deferred revenue	1,690	(502)
Other long-term liabilities	(75)	2,980
Other assets	(428)	(502)
Net cash provided by (used in) operating activities	88,417	20,316
Cash Flows from Investing Activities
Net increase in finance receivables	(26,972)	(3,128)
Purchases of property and equipment	(2,197)	(2,989)
Capitalization of software costs	(8,546)	(3,681)
Acquisition of businesses (net of cash acquired)	(59,931)	(5,500)
Net cash provided by (used in) investing activities	(97,646)	(15,298)
Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions and other offering costs	385,738	-
Proceeds from long term debt	5,250	5,187
Proceeds from issuance of Series E1 preferred stock	-	54,886
Payments towards long term debt	(9,582)	(1,980)
Payments towards promissory note	(2,637)	-
Payments for debt issuance and other financing costs	(1,385)	-
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(1,329)	-
Proceeds from exercise of common stock options	1,100	1,003
Net cash provided by (used in) financing activities	377,155	59,096
Net increase (decrease) in cash and cash equivalents	367,926	64,114
Cash and cash equivalents, beginning of period	233,725	182,275
Cash and cash equivalents, end of period	$601,651	$246,389
Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Interest (income) expense	522	98
Income taxes	210	(6)
Cash paid included in the measurement of operating lease liabilities	-	553
Non-cash investing and financing activities:
Contingent consideration	-	5,700
Right-of-use assets obtained, including initial adoption	-	718
Purchase of property and equipment and internal use software in accounts payable	410	-

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation
Net income (loss)	$(24,803)	$3,159	$(51,870)	$(28,762)
Depreciation and amortization	2,493	2,025	6,221	5,204
Stock-based compensation	9,787	343	16,417	3,473
Interest (income) expense	92	90	482	(269)
Provision for income taxes	61	286	275	381
Other (income) expense, net	(10)	(2,587)	48	(2,597)
Adjusted EBITDA	$(12,380)	$3,316	$(28,427)	$(22,570)